UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

CHENIERE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Texas Avenue Suite 3100 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 659-1361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 21, 2006, Sabine Pass LNG, L.P. (“Sabine”), a wholly-owned subsidiary of Cheniere Energy, Inc. (the “Company”), entered into a First Amended and Restated Credit Agreement, among Sabine, Société Générale (the “Administrative Agent”), HSBC Bank USA, National Association (the “Collateral Agent”) and the lenders named therein (the “Amended Credit Agreement”). On July 21, 2006, Sabine also entered into three construction agreements in connection with the expansion of its liquefied natural gas receiving, storage and regasification terminal in Cameron Parish, Louisiana (the “Project”) from 2.6 Bcf/d (“Phase 1”) to 4.0 Bcf/d (“Phase 2”) of regasification capacity. The descriptions of the Amended Credit Agreement and the construction agreements set forth below are not complete and are qualified in their entirety by reference to the agreements, copies of which will be provided in a future filing.

Amended Credit Agreement

The Amended Credit Agreement increases the amount of loans available to Sabine from $822 million under the Credit Agreement, dated February 25, 2005, among Sabine, Société Générale, HSBC Bank USA, National Association and the lenders named therein (the “Original Credit Agreement”) to $1.5 billion, with total loan commitments of up to $961.9 million allocated for loans for Phase 1 (the “Phase 1 loans”) and $538.1 million allocated for loans for Phase 2 (the “Phase 2 loans”).

In connection with the Amended Credit Agreement, an amended and restated collateral agency agreement was also executed by the parties. The other material documents entered into in connection with the Original Credit Agreement, including the security agreement, pledge agreement, operation and maintenance agreement, management service agreement and swap agreements, remain in effect.

Borrowing Availability

Sabine’s borrowings in an aggregate amount of $149 million for payment of project costs under the Original Credit Agreement will remain outstanding as Phase 1 loans under the Amended Credit Agreement. Unless Sabine decides to terminate availability earlier, loans under the Amended Credit Agreement will be available for a period until one month following the date (the “term conversion date”) which is the latter of the substantial completion of Phase 1 or the commercial start date under the Terminal Use Agreement with Total LNG USA, Inc., or Total TUA, but in any case not later than April 1, 2009, after which time any unutilized portion of the commitments under the Amended Credit Agreement will be permanently canceled. Prior to the time the term conversion date has occurred and other conditions are met, the balance of the unused commitments may be borrowed by Sabine for use in completing Phase 2. During the availability period, borrowings under the Amended Credit Agreement can be made no more frequently than monthly.

Repayment

The principal of loans made under the Amended Credit Agreement must be repaid in semi-annual installments commencing upon the earlier of six months following the term conversion date or such earlier date as may be specified by Sabine upon satisfaction of certain conditions or October 1, 2009. Loans under the Amended Credit Agreement may be prepaid voluntarily, in whole or in part, at any time without premium or penalty, except for interest hedging and interest rate breakage costs. Scheduled amortization during the repayment period will be based upon a 19-year mortgage style semi-annual amortization profile with a balloon payment due on the final maturity date, which will be July 1, 2015. The Amended Credit Agreement provides for mandatory repayments (subject to exceptions), in general, of (i) tax refunds pertaining to taxes disbursed as part of the project costs, (ii) insurance or condemnation proceeds received but not applied to restoration or repairs of the project and (iii) any net proceeds from sales of assets not used to purchase replacement assets.

Interest Rate and Fees

Borrowings under the Amended Credit Agreement bear interest at a variable rate equal to LIBOR plus the applicable margin. The applicable margin varies from 0.875% to 1.125% during the term of the Amended Credit Agreement. Interest is calculated on the unpaid principal amount outstanding and is payable semi-annually in arrears.

The Amended Credit Agreement provides for a commitment fee of 0.50% per annum on the daily committed, undrawn portion of the lenders’ commitments. Administrative fees must also be paid annually to the Agent and the Collateral Agent.

Covenants and Conditions

The Amended Credit Agreement contains customary conditions precedent to the initial borrowing and any subsequent borrowings, as well as customary affirmative and negative covenants. Such covenants include, but are not limited to (subject to exceptions): delivering certain information; using proceeds of the loans; causing the project to be constructed, operated and maintained substantially in accordance with law, contracts and prudent industry practice; maintaining insurance; obtaining consent for any change orders under the Phase 1 engineering, procurement and construction, or EPC, contract entered into with Bechtel Corporation (“Bechtel”) if the amount of the change orders exceeds $5 million individually or $15 million in the aggregate, or any change orders under the Phase 2 construction management, tank construction and soil preparation contracts which has the effect of exceeding the total budgeted Phase 2 project costs; and maintaining certain interest rate hedging arrangements.

In addition, the covenants restrict the ability of Sabine to do the following, among other things (subject to exceptions in certain cases): make distributions if the debt service coverage ratio falls below 1.25 to 1.0; incur indebtedness or guarantees; make investments; engage in hedging other than permitted swap agreements; incur liens; materially modify any project agreements; incur certain capital expenditures; suspend the development, construction, operation or maintenance of the project; dispose of assets in excess of $3 million per year in the aggregate; enter into additional material project agreements without prior approval of the required lenders; enter into transactions with affiliates; permit any counterparty to a project agreement to substitute, diminish or replace any supporting obligation provided thereunder; change its business; or permit the debt service coverage ratio to fall below 1.15 to 1.0.

Borrowing under the Amended Credit Agreement is conditioned on, among other things:

•	evidence that all material governmental approvals necessary for construction and operation of the project have been obtained;

•	evidence that Sabine has received an equity contribution to fund at least $237 million of the project costs;

•	receipt by lenders of a satisfactory construction budget and schedule, independent engineer report, insurance consultant report, legal opinions, project financial projections and financial statements;

•	title insurance; and

•	all finance and significant project documents being in full force and effect without defaults.

Events of Default

The Amended Credit Agreement contains customary events of default, which are subject to customary grace periods and materiality standards, including, among others, events of default upon the occurrence of:

•	nonpayment of any amounts payable under the Amended Credit Agreement when due;

•	any representation or warranty made in connection with the Amended Credit Agreement being incorrect in any material respect when made or deemed made;

•	voluntary or involuntary bankruptcy, insolvency or reorganization of Sabine, its partners, the project operator, an anchor tenant or Bechtel, as the Phase 1 EPC contractor;

•	entry of fines or judgments against Sabine for payment of an amount in excess of $5 million;

•	failure by Sabine to make payments on other indebtedness involving in excess of $10 million;

•	any security agreement or document under the Amended Credit Agreement ceases to create a lien on any assets securing Sabine’s obligations under the Amended Credit Agreement;

•	the Amended Credit Agreement, or any material provision of the other financing documents ceases to be valid and binding or enforceable;

•	suspension for more than 120 consecutive days, or abandonment, of construction, completion or operation of Phase 1, or abandonment of construction and completion (following the term conversion date but prior to Phase 2 completion) or maintenance of Phase 2 without majority lender approval;

•	destruction or total loss of Phase 1;

•	any rescission, cancellation, repeal, invalidation, impairment, suspension or injunction of any governmental approval;

•	failure by the Company to hold at least 50% of the ownership interest in Sabine or to control at least 50% of the votes of all classes of ownership in Sabine;

•	the invalidity or material impairment of any material project agreement or any default thereunder;

•	an ERISA event which could reasonably be expected to cause a material adverse effect; and

•	failure of Phase 1 to achieve substantial completion by May 1, 2009.

Amended and Restated Collateral Agency Agreement

Pursuant to that certain Amended and Restated Collateral Agency Agreement, dated July 21, 2006, among Sabine, the Collateral Agent and the Administrative Agent, the Collateral Agent holds all funds and other investments of Sabine in certain collateral accounts in the name of Sabine but under the exclusive control of the Collateral Agent.

A security interest is held for the benefit of the lenders under the Amended Credit Agreement in each collateral account. Funds held in the collateral accounts are transferred from time to time at the request of Sabine to pay the costs associated with the construction of Phase 1 and Phase 2 of the Project. Upon the occurrence of an event of default under the Amended Credit Agreement, funds in the collateral accounts are to be retained for application in accordance with directions from the lenders under the Amended Credit Agreement for payment of obligations due under the Amended Credit Agreement.

Swap Agreements

In connection with the closing of the Amended Credit Agreement, Sabine has entered into additional interest rate swap agreements with HSBC Bank USA, National Association and Société Générale, New York Branch. The new swap agreements, along with similar agreements entered into in connection with the closing of the Original Credit Agreement in February 2005, have the combined effect of fixing the LIBOR component of the interest rate payable under the Amended Credit Agreement on borrowings up to a maximum of $1.25 billion at a blended rate of 5.26% from July 25, 2006 through July 1, 2015.

Phase 2 EPCM Agreement

Scope of Work

Pursuant to that certain Agreement for Engineering, Procurement, Construction and Management of Construction Services of the Sabine Phase 2 Receiving, Storage and Regasification Terminal Expansion, dated July 21, 2006 (the “EPCM Agreement”), between Sabine and Bechtel, Bechtel will provide design and engineering services for Phase 2 of the Project, except for such portions to be designed by other contractors and suppliers of equipment, materials and services that contract directly with Sabine (the “Company Contractors”); construction management services to manage the construction of the facility; and performance of a portion of the construction. The EPCM Agreement does not contain any guaranteed completion dates, but Bechtel will provide a schedule for Sabine’s approval.

Payment for Work

The EPCM Agreement provides for compensating Bechtel on a cost reimbursable basis, plus a fixed fee in the amount of $18.5 million (the “Fixed Fee”). A discretionary bonus may be paid to Bechtel at Sabine’s sole discretion upon completion of Phase 2. Payments under the EPCM Agreement will be based on monthly estimates, with a reconciliation in the next month, and the Fixed Fee will be paid in accordance with a payment schedule set forth in the EPCM Agreement. In addition to disputed amounts, Sabine may, upon giving prior written notice and subject to specified cure periods, withhold payment or a portion thereof, in an amount and to such extent as may be reasonably necessary to protect Sabine from loss due to:

•	defective services;

•	liens or other encumbrances on all or a portion of the Phase 2 site or the Phase 2 facility filed by Bechtel or any subcontractor or any person acting through or under any of them;

•	any material breach by Bechtel of any provision of the EPCM Agreement;

•	the assessment of any fines or penalties against Sabine as a result of Bechtel’s failure to comply with applicable law or applicable codes and standards;

•	amounts paid by Sabine to Bechtel in a preceding month incorrectly; or

•	any other costs and liabilities that Sabine has incurred for which Bechtel is responsible under the EPCM Agreement.

Bechtel has the right to submit a change order to Sabine to increase the Fixed Fee:

•	in the event that Sabine adjusts the scope of Phase 2 at a cost individually or in the aggregate of $5,000,000 or more, excluding any increased costs caused by escalation in the cost of labor or materials, estimating errors or higher than expected costs for labor, materials or equipment;

•	for significant delays to Phase 2 resulting from a force majeure event (as described below) causing a delay in excess of 90 consecutive days;

•	if Sabine suspends all or a significant portion of Phase 2 for more than 60 consecutive days; or

•	if Sabine directs Bechtel or the Company Contractors to significantly delay the progress of Phase 2.

In such circumstances, Bechtel will be entitled to an adjustment in the Fixed Fee equal to 4% of the value of the additional work.

Warranty

Bechtel warrants that the materials, equipment and supplies provided by Bechtel and its subcontractors (but not Company Contractors) will be new and of good quality; the services will be provided in accordance with all requirements of the EPCM Agreement; and all equipment, materials and supplies furnished by Bechtel and its Subcontractors will be free from encumbrances to title. There are three distinct defect correction periods, and during any such period and for 18 months thereafter, Bechtel is responsible for promptly correcting any defective service and performing any other services necessary to correct the defect to the Phase 2 facility. Bechtel will be reimbursed on a recoverable cost basis for performing corrective services, including the cost of field labor, field supervision, materials and equipment, but Bechtel will not be entitled to payment for any costs associated with design, engineering, construction management, or for the costs of field personnel above a rank of general foreman. In addition, Bechtel will not be entitled to any increase in the Fixed Fee in connection with the performance of corrective services.

Limitation of Liability

Bechtel’s liability in contract, warranty, tort, strict liability, products liability, professional liability, indemnity, contribution or any other cause is limited to the amount of 50% of the Fixed Fee (as adjusted pursuant to a change order), except that this limitation does not apply to: (i) Bechtel’s indemnification obligations; (ii) proceeds of insurance required to be obtained by Bechtel and its subcontractors; or (iii) Bechtel’s obligation to deliver unencumbered title to Sabine in accordance with the EPCM Agreement for materials, equipment and supplies furnished by Bechtel or its subcontractors.

Force Majeure

Because the EPCM Agreement is cost-reimbursable, no change order is required for costs incurred by Bechtel related to a force majeure event. Any costs incurred by Bechtel in exercising reasonable efforts to prevent, avoid, overcome or mitigate the effects of force majeure on Phase 2 will be recoverable under the cost reimbursable structure. A force majeure under the EPCM Agreement is any act or event that:

•	prevents or delays the affected party’s performance of its obligations in accordance with the terms of the EPCM Agreement;

•	is beyond the reasonable control of the affected party, not due to its fault or negligence; and

•	could not have been prevented or avoided by the affected party through the exercise of due diligence.

Termination and Suspension

In the event of an uncured default by Bechtel, Sabine may terminate the EPCM Agreement and take any of the following actions:

•	take possession of the facility, materials, equipment, construction equipment, work product, books and records and other items owned or rented by Bechtel;

•	take assignment of any or all subcontracts; and

•	complete the work.

Following such a termination, Sabine has no further obligation to pay Bechtel, and Bechtel must refund any advance payments made for services not yet performed, and Bechtel will be liable for reasonable costs incurred by Sabine due to the default.

Sabine also has the right to terminate the EPCM Agreement for convenience upon 30 days’ prior written notice to Bechtel. In the event of any such termination for convenience, Bechtel would be paid:

•	all recoverable costs for services performed through the date of termination, less that portion of the recoverable costs previously paid;

•	all recoverable costs reasonably incurred by Bechtel on account of such termination, including cancellation charges owed by Bechtel to its subcontractors if Sabine does not take assignment of such subcontracts, and costs associated with demobilization of personnel and construction equipment; and

•	the Fixed Fee for services performed through the date of termination, less amounts previously paid.

Bechtel’s ability to terminate the EPCM Agreement is limited to the following events:

•	Sabine’s failure to pay an undisputed amount, if Sabine fails to cure within 45 days after notice from Bechtel;

•	Sabine’s failure to materially comply with any of its material obligations under the EPCM Agreement (but only to the extent such material failure and the impact thereof is not subject to adjustment by change order), and fails to cure such failure within 45 days (or a reasonable time beyond 45 days, not to exceed 90 days) after notice from Bechtel; or

•	Sabine experiences an insolvency event.

In the event of any such termination event, Bechtel is entitled to the same compensation set forth above as if Sabine had terminated for convenience.

In the event any force majeure event or the effects thereof causes suspension of a substantial portion of the work at the Phase 2 site for a period exceeding 100 consecutive days or 180 days in the aggregate during any continuous 24-month period, then either Sabine or Bechtel has the right to terminate the EPCM Agreement by providing 14 days’ written notice to the other party. In the event of such termination, Bechtel is entitled to the same compensation set forth above as if Sabine had terminated the EPCM Agreement for convenience.

Sabine may, upon 10 days’ written notice to Bechtel, suspend the work under the EPCM Agreement. In the event such suspension period exceeds 90 consecutive days or 180 aggregate days, Bechtel is permitted to terminate the EPCM Agreement subject to giving 14 days’ written notice to Sabine. Bechtel is also permitted to suspend performance of its services after 14 days’ prior written notice if Sabine fails to pay any undisputed amount due and owing to Bechtel and such failure continues for more than 30 days after the due date for such payment.

Tank Contract

Scope of Work

Pursuant to that certain Engineer, Procure and Construct (EPC) LNG Tank Contract, dated July 21, 2006 (“Tank Contract”), between Sabine, Zachry Construction Corporation (“Zachry”) and Diamond LNG LLC (“Diamond” and collectively with Zachry, the “Tank Contractor”), the Tank Contractor will furnish all plant, labor, materials, tools, supplies, equipment, transportation, supervision, technical, professional and other services, and perform all operations necessary and required to satisfactorily engineer, procure and construct two Phase 2 tanks. In addition, Sabine has the option (to be elected on or before March 31, 2007) for the Tank Contractor to engineer, procure and construct a third tank at Phase 2, with the cost and completion date thereof to be agreed upon after such option is elected.

Scheduling

The target milestone completion date for the first Phase 2 tank is March 24, 2009 and for the second Phase 2 tank is June 3, 2009, as long as Sabine delivers to the Tank Contractor a final notice to proceed (“NTP”) not later than July 25, 2006 and provides access to the Phase 2 site not later than August 14, 2006. Prior to delivering the NTP, Sabine must provide reasonable documentation to the Tank Contractor that it has sufficient funds to fulfill its payment obligations under the Tank Contract or has obtained financing from one or more lenders to fulfill its payment obligations under the Tank Contract.

Payments

The Tank Contract provides for compensating the Tank Contractor for a lump-sum, fixed price in the amount of approximately $139.1 million (the “Contract Price”). The Contract Price is subject to adjustment based on fluctuations in the cost of labor and certain materials for the Phase 2 tanks, including the steel used in the Phase 2 tanks.

Payments under the Tank Contract will be made in accordance with a specified milestone payment schedule. As retainage, Sabine withholds 5% of each milestone payment for the work performed up to provisional acceptance. One-half of the retainage will be released upon provisional acceptance of the first Phase 2 tank, and the remaining retainage will be released upon provisional acceptance of the second Phase 2 tank.

In addition to disputed amounts in an invoice, Sabine may, upon giving prior written notice and allowing the Tank Contractor an opportunity to cure, withhold payment on an invoice or a portion thereof, or collect on the letter of credit, if:

•	the Tank Contractor is in default of any Tank Contract condition, including, but not limited to, the schedule, quality assurance and health and safety requirements;

•	the Tank Contractor has not submitted the Tank Contract schedule, including any revisions or updates, as required by the Tank Contract;

•	the Tank Contractor has failed to submit proper insurance certificates, or not provided proper coverage or proof thereof;

•	the Tank Contractor has failed to submit Sabine-approved securities;

•	the Tank Contractor fails to submit interim lien waivers from the Tank Contractor and major subcontractors; or

•	adjustments are due from previous overpayment or audit results.

Letter of Credit

The Tank Contractor will furnish to Sabine an irrevocable standby letter of credit in the amount of 5% of the Contract Price, issued and confirmed by a bank acceptable to Sabine. The letter of credit will expire upon final acceptance of the Phase 2 tanks and Sabine’s notice to the issuing bank to release the letter of credit. If at any time the Contract Price is increased by change order by at least 1% of the Contract Price, in the aggregate, the Tank Contractor will increase the amount of the letter of credit to 5% of the adjusted Contract Price. In addition, Mitsubishi Heavy Industries Ltd. has executed a guarantee agreement with respect to the obligations of Diamond under the Tank Contract.

Change Orders

Sabine has the right to submit any change order, subject to certain caps on unilateral change orders (including an individual cap of 5% and an aggregate cap of 10% of the Contract Price).

The Tank Contractor has the right to submit a change order in the event of specified circumstances, including the following:

•	a change in law;

•	acts or omissions of Sabine that constitute a change in the work under the Tank Contract;

•	force majeure;

•	acceleration of the work directed by Sabine;

•	if the finished work conforms with the requirements of the Tank Contract, but Sabine requires disassembling or dismantling of a tank for the purpose of inspection;

•	in the event of a delay or suspension of work ordered by Sabine;

•	in the event subsurface soil conditions are materially different from the information provided by Sabine; and

•	discovery of pre-existing hazardous material at the site.

In many instances, before such a change order can be submitted by the Tank Contractor, such occurrences must adversely affect the Tank Contractor’s (i) cost of performing the work; (ii) ability to perform the work in accordance with the project schedule; or (iii) ability to perform any material obligation under the Tank Contract.

Liquidated Damages

The Tank Contractor is required to pay liquidated damages for each day of delay that the Tank Contractor fails to achieve mechanical completion for each Phase 2 tank by the respective mechanical completion milestone date. The amount of the liquidated damages for each tank is $50,000 for each of the first 75 days of delay and $100,000 for each day thereafter, subject to a maximum of 10% of the Contract Price.

Limitation of Liability

The Tank Contractor is obligated to perform all of the work required to achieve ready for cool down for both Phase 2 tanks. Following attainment of being ready for cool down for all of the Phase 2 tanks, liability under the Tank Contract or under any cause of action related to the subject matter of the Tank Contract, whether in contract, warranty, tort, strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, is limited to an aggregate of 30% of the Contract Price, except that this limitation does not apply to: (i) losses caused by criminal acts, fraud or gross negligence of the Tank Contractor’s key personnel or their superiors; (ii) the Tank Contractor’s indemnification obligations under the Tank Contract; or (iii) proceeds of insurance required to be obtained by the Tank Contractor and its subcontractors and sub-subcontractors.

Warranty

The Tank Contractor warrants that the work (including all materials and equipment) will be new (unless otherwise agreed) and of good quality, in accordance with all requirements of the Tank Contract (including good engineering and construction practices, applicable law and applicable codes and standards), and free from encumbrances to title. Until the end of the defect correction period (ending 18 months after provisional acceptance of each Phase 2 tank or 24 months after each Phase 2 tank is ready for cool down, whichever occurs first, and subject to extension for corrected work), the Tank Contractor is liable to promptly correct any work that is found defective.

Force Majeure

A force majeure event entitles the Tank Contractor to an extension to the project schedule if the delay caused by the force majeure event affects the performance of any work that is on the critical path of the work and causes, or will cause, the Tank Contractor to complete the work beyond the applicable milestone date. The Tank Contractor is also entitled to its reasonable incremental costs incurred as a result of a force majeure event, but only after such costs incurred with respect to any one force majeure event exceed $250,000.

A force majeure under the Tank Contract is any act or event that:

•	prevents, delays or materially and adversely impacts the affected party’s performance of its obligations in accordance with the terms of the Tank Contract;

•	is beyond the reasonable control of the affected party, not due to its fault or negligence; and

•	could not have been prevented or avoided by the affected party through the exercise of commercially reasonable efforts.

The Tank Contractor may terminate the Tank Contract upon 30 days’ prior written notice if a force majeure event causes a complete suspension of all work that continues for more than 120 consecutive days, unless Sabine agrees to a modification of the Contract Price and modifying the milestone schedule to account for such force majeure event.

Termination and Suspension

Sabine has the right to terminate the Tank Contract as a result of a default by the Tank Contractor, which occurs if the Tank Contractor:

•	performs work which fails materially to conform to the requirements of the Tank Contract;

•	fails to make progress according to the agreed-upon Tank Contract schedule so as to endanger performance of the Tank Contract;

•	abandons or refuses to proceed with any of the work, including modifications thereto;

•	fails to fulfill or comply with any of the other material terms of the Tank Contract;

•	fails to commence the work in accordance with the provisions of the Tank Contract;

•	abandons the Work;

•	fails to maintain insurance required under the Tank Contract;

•	materially disregards applicable law or applicable standards and codes;

•	engages in behavior that is dishonest, fraudulent or constitutes a conflict with the Tank Contractor’s obligations under the Tank Contract; or

•	suffers an insolvency event or makes a general assignment for the benefit of creditors.

In the event of such a default (other than such set forth in the last bullet, in which case Sabine has an immediate right to terminate the Tank Contract) which remains uncured after 30 days’ notice (or a reasonable time beyond 30 days, not to exceed 90 days), Sabine may:

•	terminate the Tank Contract in whole or in part;

•	complete the work in whatever manner it deems expedient;

•	take possession of and utilize any data, designs, work product, licenses, materials, equipment and tools furnished by the Tank Contractor or subcontractors or sub-subcontractors and necessary to complete the work;

•	hire any or all of the Tank Contractor’s employees; and

•	take assignment of any or all of the subcontracts and sub-subcontracts.

Notwithstanding the foregoing, Sabine is not entitled to terminate the Tank Contract for delay in achieving mechanical completion for a Phase 2 tank during the first three months after the milestone date for such Phase 2 tank unless the Tank Contractor is not paying Sabine liquidated damages when owed during such three-month period or the Tank Contractor is not diligently performing the work, and Sabine is otherwise entitled to terminate the Tank Contract.

Following such termination, if the cost to complete the Phase 2 tanks exceeds the unpaid balance of the Contract Price, the Tank Contractor will be liable for the difference. In addition, the Tank Contractor is also liable for liquidated damages and the cost to accelerate the work of any substitute contractor to achieve the milestone dates.

Sabine has the right to terminate the Tank Contract in whole or in part for convenience by written notice to the Tank Contractor. In such event, the Tank Contractor will be paid:

•	the portion of the Contract Price for the work performed prior to termination, less that portion of the Contract Price paid previously;

•	all reasonable costs for work thereafter performed as specified in such notice;

•	reasonable administrative costs of settling and paying claims arising out of the termination of work under subcontracts and sub-subcontracts;

•	reasonable costs associated with demobilization;

•	a reasonable overhead and profit on the amounts;

•	a sum equal to 5% of the unpaid Contract Price, not to exceed $4,000,000; and

•	less all payments previously made.

If Sabine fails to pay any undisputed amount due and owing to the Tank Contractor and such failure continues for more than 30 days after the due date for such payment, then the Tank Contractor may suspend performance of the work until the Tank Contractor receives such undisputed amounts. If Sabine does not cure such failure within 30 days after receipt of the notification given above, or fails to provide satisfactory evidence that such default will be corrected within 90 days, the Tank Contractor may, by written notice to Sabine, terminate in whole or in part the Tank Contract.

Sabine may, upon written notice, suspend all or any portion of the work. The Tank Contractor is permitted to submit a change order to recover the reasonable costs of such suspension.

Soil Contract

Scope of Work

Pursuant to that certain Engineer, Procure and Construct (EPC) LNG Unit Rate Soil Contract, dated July 21, 2006 (the “Soil Contract”), between Sabine and Remedial Construction Services, L.P. (the “Soil Contractor”), the Soil Contractor is required to furnish all plant, labor, materials, tools, supplies, equipment, transportation, supervision, technical, professional and other services, and perform all operations necessary and required to satisfactorily conduct soil remediation and improvement on the Phase 2 site.

Scheduling

The target substantial completion date for the first Phase 2 tank is February 15, 2009 and for the second Phase 2 tank is April 30, 2009, with commencement of the work after Sabine delivers an NTP to the Soil Contractor. Prior to delivering the NTP, Sabine must provide reasonable documentation to the Soil Contractor that it has sufficient funds to fulfill its payment obligations under the Soil Contract or has obtained financing from one or more lenders to fulfill its payment obligations under the Soil Contract.

Payments

Upon issuing the NTP, Sabine will pay the Soil Contractor an initial payment of $2,850,000. The Soil Contract price is based on unit rates (the “Unit Prices”). Payments under the Soil Contract will be made based on quantities of work performed at Unit Prices. As retainage, Sabine withholds 10% of each invoiced amount, with the retainage being released upon final completion of the work.

In addition to disputed amounts in an invoice, Sabine may, upon giving prior written notice and allowing the Soil Contractor an opportunity to cure, withhold payment on an invoice or a portion thereof, or collect on the letter of credit, if:

•	the Soil Contractor is in default of any Soil Contract condition, including, but not limited to, the schedule, quality assurance and health and safety requirements;

•	the Soil Contractor has not submitted the Soil Contract schedule, including any revisions or updates, as required by the Soil Contract;

•	the Soil Contractor has failed to submit proper insurance certificates, or not provided proper coverage or proof thereof;

•	the Soil Contractor fails to submit interim lien waivers from the Soil Contractor and major subcontractors; or

•	adjustments are due from previous overpayment or audit results.

Letter of Credit

The Soil Contractor will furnish to Sabine an irrevocable standby letter of credit in an amount of $2,850,000, issued by a bank acceptable to Sabine. The letter of credit will expire upon final completion of the work. If at any time the Unit Prices are increased by change order by more than 10% of the Unit Prices, upon Sabine’s request, the Soil Contractor will increase the amount of the letter of credit to 10% of the adjusted Unit Prices.

Change Orders

Sabine has the right to submit any change order to make any change in the work that is within the scope of the Soil Contract.

The Soil Contractor has the right to submit a change order in the event of specified circumstances, including the following:

•	a change in law;

•	acts or omissions of Sabine that constitute a change in the work under the Soil Contract;

•	force majeure;

•	acceleration of the work directed by Sabine;

•	in the event of a delay or suspension of work ordered by Sabine;

•	in the event subsurface soil conditions are materially different from the information provided by Sabine; and

•	discovery of pre-existing hazardous material at the site.

In many instances, before such a change order can be submitted by the Soil Contractor, such occurrences must adversely affect the Soil Contractor’s (i) ability to perform the work in accordance with the project schedule; or (ii) ability to perform any material obligation under the Soil Contract.

Liquidated Damages

The Soil Contractor is required to pay liquidated damages for each day of delay that the Soil Contractor fails to achieve substantial completion for each Phase 2 tank and final completion by the respective specified milestone date. The amount of the liquidated damages for failure to achieve the milestone date for substantial completion and final completion of each tank is $21,000 for each day of delay, subject in all cases to a maximum of $3,000,000.

Limitation of Liabilities

The Soil Contractor is obligated to perform all of the work required to achieve substantial completion. Following attainment of substantial completion, liability under the Soil Contract or under any cause of action related to the subject matter of the Soil Contract, whether in contract, warranty, tort, strict liability, products liability, professional liability, indemnity, contribution or any other cause of action, is limited to an aggregate of $7,500,000, except that this limitation does not apply to: (i) losses caused by intentional misconduct or gross negligence of the Soil Contractor; (ii) the Soil Contractor’s indemnification obligations under the Soil Contract; or (iii) proceeds of insurance required to be obtained by the Soil Contractor and its subcontractors and sub-subcontractors.

Warranty

The Soil Contractor warrants that the work (including all materials and equipment) will be new (unless otherwise agreed) and of good quality, in accordance with all requirements of the Soil Contract (including good engineering and construction practices, applicable law and applicable codes and standards), and free from encumbrances to title. Until the end of the defect correction period (ending 24 months after substantial completion, subject to extension to 36 months where corrective work is performed), the Soil Contractor is liable to promptly correct any work that is found defective.

Force Majeure

A force majeure event entitles the Soil Contractor to an extension to the project schedule if the delay caused by the force majeure event affects the performance of any work that is on the critical path of the work and causes, or will cause, the Soil Contractor to complete the work beyond the applicable milestone date. A force majeure under the Soil Contract is any act or event that:

•	prevents or delays the affected party’s performance of its obligations in accordance with the terms of the Soil Contract;

•	is beyond the reasonable control of the affected party, not due to its fault or negligence; and

•	could not have been prevented or avoided by the affected party through the exercise of due diligence.

In the event of a force majeure, the Soil Contractor shall be entitled to an extension of the applicable milestone date, which is Soil Contractor’s sole remedy for the occurrence of such delay for a continuous period of less than 30 days. For such an event that extends beyond 30 consecutive days, the Soil Contractor may be entitled to an adjustment to the Unit Prices for reimbursement of the standby time for the Soil Contractor’s employees and construction equipment and other standby costs that are incurred by the Soil Contractor after the expiration of such 30-day period and which are caused by such excusable delay, up to a maximum aggregate of 40 days of standby time.

Termination and Suspension

Sabine has the right to terminate the Soil Contract as a result of a default by the Soil Contractor, which occurs if the Soil Contractor:

•	performs work which fails materially to conform to the requirements of the Soil Contract;

•	fails to make progress so as to endanger performance of the Soil Contract;

•	abandons or refuses to proceed with any of the work, including modifications thereto;

•	fails to fulfill or comply with any of the terms of the Soil Contract;

•	fails to commence the work in accordance with the provisions of the Soil Contract;

•	abandons the Work;

•	fails to maintain insurance required under the Soil Contract;

•	materially disregards applicable law or applicable standards and codes;

•	engages in behavior that is dishonest, fraudulent or constitutes a conflict with the Soil Contractor’s obligations under the Soil Contract; or

•	suffers an insolvency event or makes a general assignment for the benefit of creditors.

In the event of such a default (other than such set forth in the last bullet, which provides an immediate right of termination) which remains uncured after 48 hours’ notice (or a reasonable time beyond 48 hours, not to exceed 30 days), Sabine may:

•	terminate the Soil Contract in whole or in part;

•	complete the work in whatever manner it deems expedient;

•	take possession of and utilize any data, designs, work product, licenses, materials, plant, equipment, tools and property of any kind furnished by the Soil Contractor or subcontractors or sub-subcontractors and necessary to complete the work;

•	hire any or all of Soil Contractor’s employees; and

•	take assignment of any or all of the subcontracts and sub-subcontracts.

Following such termination, the Soil Contractor will be liable for liquidated damages and the cost of any substitute contractor to accelerate the work in order to achieve the substantial completion milestone dates.

Sabine has the right to terminate the Soil Contract in whole or in part for convenience by written notice to the Soil Contractor. In this event, the Soil Contractor will be paid:

•	the Unit Prices corresponding to the work performed prior to termination;

•	all reasonable costs for work thereafter performed as specified in such notice;

•	reasonable administrative costs of settling and paying claims arising out of the termination of work under subcontracts and sub-subcontracts;

•	reasonable costs incurred in demobilization and the disposition of residual material, plant and equipment;

•	a sum equal to 5% of the result obtained by subtracting all previous payments to the Soil Contractor from $30,000,000, but such sum shall not in any event exceed $1,000,000; and

•	less all payments previously made.

Sabine may, upon written notice, suspend all or any portion of the work. The Soil Contractor is permitted to submit a change order to recover the reasonable costs of such suspension.

The Soil Contractor has no right to terminate or suspend the Soil Contract.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 8.01. Other Events.

On July 20, 2006, the Company issued a press release announcing that the Federal Energy Regulatory Commission authorized commencement of site preparation construction activities for Phase 2. On July 21, 2006, the Company issued a press release announcing the Amended Credit Agreement and the three construction agreements concerning the expansion of the Project. The press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description

99.1	Press Release dated July 20, 2006 (filed herewith).

99.2	Press Release dated July 21, 2006 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 21, 2006	By:	/s/ Don A. Turkleson
	Name: Title:	Don A. Turkleson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated July 20, 2006 (filed herewith).

99.2	Press Release dated July 21, 2006 (filed herewith).